UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2025

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2025, the Company entered into a Lease Agreement (the “Lease”) with 550 King Street, LLC (the “Landlord”), pursuant to which the Company will lease approximately 19,590 rentable square feet of commercial space located at 550 King Street, Building A, Suite 100, Littleton, Massachusetts (the “Premises”). The Lease provides for an initial term of seven and one half (7.5) years, commencing upon substantial completion of tenant improvements and receipt of a certificate of occupancy (the “Term Commencement Date”), which is targeted for August 1, 2025.

The Lease includes two options to extend the term for additional five-year periods, exercisable with at least nine months’ prior written notice. Base rent for the initial term is abated for the first six months following the Term Commencement Date, after which base rent is payable as follows: The annual base rent for the first year of the lease is $361,435.50 (or $30,119.63 per month), and such annual base rent increases by three percent (3%) each lease year over the previous year’s annual base rent. In addition to base rent, the Company is responsible for its pro-rata share (7.22%) of real estate taxes and operating expenses, as further defined in the Lease. The Lease provides for the permitted use of the Premises for general office, laboratory, manufacturing, warehousing, showroom, and related legal uses. The Lease grants the Company a right of first offer on contiguous space that becomes available in the building during the lease term or any extension.

The Landlord is responsible for completing certain tenant improvements, as described in the Lease. If the Landlord fails to substantially complete the tenant improvements by October 1, 2025 (subject to extension for tenant delays), the Company is entitled to one additional day of abated rent for each day of delay. If the Term Commencement Date does not occur by January 1, 2026 (other than due to tenant delays), the Company may terminate the Lease and receive a refund of all sums previously paid.

The foregoing description of the Lease does not purport to be a complete statement of the parties’ rights and obligations and is qualified in its entirety by reference to the full text of the Lease, including all exhibits and schedules thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Lease, dated June 2, 2025, by and between 500 King Street, LLC and Precision Optics Corporation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Dated: June 3, 2025	By:	/s/ Joseph N. Forkey
	Name:	Joseph N. Forkey
	Title:	President

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